                                                                    Exhibit 4.28


                                    GUARANTY

     THIS GUARANTY (this "Guaranty"), made as of the 12th day of July, 2002, by Gold Dust West Casino, Inc., a Nevada corporation ("Gold West"), and Diversified Opportunities Group, Ltd., an Ohio limited liability company ("Diversified") (Gold West and Diversified each individually a "Guarantor" and collectively the "Guarantors") in favor of Foothill Capital Corporation (the "Lender").

                              W I T N E S S E T H:


     WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement", all capitalized terms not defined herein being defined in the Loan Agreement) among Jacobs Entertainment, Inc., a Delaware corporation, ("Parent"), and each of Parent's Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, referred to thereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), and the Lender, the Lender has agreed to make loans and other financial accommodations to the Borrowers from time to time pursuant to the terms and conditions thereof;

     WHEREAS, it is a condition precedent to the closing of the Loan Agreement that the Guarantors execute and deliver this Guaranty in favor of the Lender in order to secure the prompt and complete payment, observance and performance of all of the Obligations of the Borrowers (including, without limitation, any interest, fees and other charges in respect of the Loan Agreement and the other Loan Documents that would accrue but for an Insolvency Proceeding, with respect to the Borrower, whether or not such claim is allowed in such Insolvency Proceeding); and

     WHEREAS, each Guarantor is a direct Subsidiary (as defined in the Loan Agreement) of certain of the Borrowers, and, in the case Diversified, a holder of ownership interest in one or more of the Borrowers, and each Guarantor has determined that its execution, delivery and performance of this Guaranty directly or indirectly benefits, and is within the corporate or other purposes and in the best interests of, such Guarantor;

     NOW, THEREFORE, for and in consideration of the recitals made above, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Guarantor hereby agrees that capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement, and further agrees as follows:

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     1. Each Guarantor hereby unconditionally guarantees, subject to the limitations set forth in Section 7 hereof, to the Lender the full and prompt payment of the Obligations (including, without limitation, interest, fees and other charges, in respect of the Loan Agreement and the other Loan Documents that would accrue but for an Insolvency Proceeding, with respect to the Borrower, whether or not such claim is allowed in such Insolvency Proceeding), plus reasonable attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom. Each Guarantor expressly agrees to pay to Lender, without demand, the entire outstanding Obligations if at any time the Obligations are declared to be immediately due and payable.

     2. Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly and fully and finally paid or otherwise satisfied to the satisfaction of the Lender and all obligations of the Lender to extend any additional credit under the Loan Agreement (the "Commitments") shall be terminated.

     3. Upon this Guaranty being executed and coming into the hands of the Lender, this Guaranty shall be deemed to be finally executed and delivered by each Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor's liability, except as stated in the Loan Agreement, and no statement, representation, agreement or promise on the part of the Lender, the Borrower, any Guarantor, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making thereof or shall be deemed in any way to affect any Guarantor's liability hereunder. Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever (other than absence of a Default or Event of Default or payment in full in cash) with respect to this Guaranty or the obligations of any Guarantor under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Guaranty or the obligations of any Guarantor under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Lender hereof to collect the Obligations or any portion thereof, or to enforce the obligations of any Guarantor under this Guaranty.

     4. The Lender may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as it may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the

Obligations or any collateral, security or securities therefor or any part thereof now or hereafter held by the Lender or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as Lender may consider expedient or appropriate in its sole discretion. Without limiting the generality of the foregoing, or of Section 5 hereof, it is understood that the Lender may, without exonerating or releasing any Guarantor, relinquish, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements and, subject to the Intercreditor Agreement, realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

     5. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of each Guarantor and the Lender that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, each Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver or omission by the Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, Guarantor or by reason of any further dealings between the Borrower on the one hand and the Lender, on the other hand or any other guarantor or surety, and each Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

     6. Subject to the Intercreditor Agreement, the Lender may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrower shall not have timely paid any of the Obligations, set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Lender may from time to time elect in accordance with the Loan Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of the Lender, or under its respective control for any purpose. The Lender shall endeavor to give notice of such set-off to each Guarantor, but shall not be liable for the failure to do so. If and to the extent that any guarantor makes any payment to the

Lender or any other Person pursuant to or in respect of this Guaranty, any claim which any Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender.

     7. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lender herein. It is the intention of each Guarantor and the Lender that each Guarantor's obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The "Maximum Guaranteed Amount" with respect to any Guarantor, shall mean the maximum amount which could be paid by each Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any Insolvency Proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

     8. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or of any surety or guarantor (other than any Guarantor) for any Obligations of the Borrower to the Lender, the rights of the Lender against any Guarantor shall not be affected or impaired by the omission of the Lender to prove its claim, or to prove the full claim, as appropriate, and the Lender may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender of any Guarantor.

     9. Any amount received by the Lender from whatsoever source and applied toward the payment of the Obligations shall be applied consistent with the provisions regarding the Obligations in accordance with the terms of the Loan Agreement and Intercreditor Agreement.

     10.

          (a) Each Guarantor hereby unconditionally and irrevocably waives: (i) notice of acceptance hereof, (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any of the additional Obligations, (iii) notice of the amount of the Obligations, subject, however, to such Guarantor's right to make inquiry of the Lender to ascertain the amount of the Obligations at any reasonable time;
(iv) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase any Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, dishonor and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Loan Agreement; (vii) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (viii) all rights to enforce any remedy which the Lender may have against the Borrower or any other guarantor; and (ix) all other notices (except if such notice is specifically required to be given to a Borrower or Guarantor under this Guaranty or any other Loan Document) and demands to which any Guarantor might otherwise be entitled;

          (b) To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require the Lender to institute suit against the Borrower or any other guarantor or to exhaust any rights and remedies which the Lender has or may have against the Borrower or any other guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that there has been no Default or Event of Default or the Obligations shall have been indefeasibly and fully and finally paid and the Commitments have been terminated) of the Borrower or any other guarantor or by reason of the cessation from any cause (other than that the Obligations shall have been fully and finally paid and the Commitments have been terminated) whatsoever of the liability of the Borrower or any other guarantor in respect thereof;

          (c) No Guarantor shall be released or discharged, either in whole or in part, by the Lender's failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of the Borrower, any Guarantor, or any other guarantor, or (ii) protect the property covered by such lien or security interest;

          (d) To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against the Lender any defense (legal or equitable), set-off, counterclaim, or claim which each such Guarantor may now or at any time hereafter have against the Borrower or any other party liable to the Lender on account of or with respect to the Obligations (other than the defense that there has been no Default or Event of Default or that the Obligations shall have been fully and finally paid and the Commitments have been terminated); (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations (other than the defense there has been no Default or Event of Default or that the Obligations shall have been fully and finally paid and the Commitments have been terminated); (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender; and (iv) any right to assert against the Lender any claim or defense in relation to any requirement upon Lender to marshal any collateral for the benefit of any Guarantor or any other person;

          (e) To the maximum extent permitted by law, each Guarantor hereby waives, until such time as the Obligations are fully and finally paid and the Commitments are terminated, any right of subrogation any such Guarantor has or may have as against the Borrower or any other guarantor with respect to the Obligations. In addition, each Guarantor hereby waives, until such time as the Obligations are fully and finally paid and the Commitments are terminated, any right to proceed against the Borrower or any other guarantor, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations. Each Guarantor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of the Borrower or any other guarantor. Each Guarantor hereby agrees that, in light of the waivers contained in this Section, no Guarantor shall be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of the Borrower or any other guarantor, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise;

          (f) No Guarantor shall be released or discharged, either in whole or in part, by Lender's failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of the Borrower, any Guarantor, or any other guarantor, or (ii) protect the property covered by such lien or security interest;

          (g) If any of the Obligations at any time are secured by a mortgage or deed of trust upon real property, the Lender may elect, in its sole discretion, upon the occurrence and during the continuance of an Event of Default, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of any Guarantor hereunder. Understanding that each Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, each Guarantor hereby waives any right to assert against the Lender any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by the Lender nonjudicially to foreclose any such mortgage or deed of trust. Each Guarantor understands that the effect of the foregoing waiver may be that each Guarantor may have liability, hereunder for amounts with respect to which each Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Borrower or any other guarantor or sureties; and

          (h) To the maximum extent permitted by law, each Guarantor waives any duty on the part of the Lender to disclose to such Guarantor any facts the Lender may now or hereafter know about any Borrower, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which each Guarantor intends to assume, or has reason to believe that such facts are unknown to any Guarantor, or has a reasonable opportunity to communicate such facts to any Guarantor, since each Guarantor acknowledges that such Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and all of the circumstances bearing on the risk on nonpayment of any Obligations hereby guaranteed.

          (i) Notwithstanding any reference herein to the Intercreditor Agreement or Lender's obligations thereunder, each Guarantor waives, to the maximum extent permitted by law, any claims or rights based on or relating to the Intercreditor Agreement or compliance therewith by Lender, it being understood that in no event shall (A) any Guarantor have any right to demand or require compliance by Lender with the Intercreditor Agreement or (B) any such obligations under the Intercreditor Agreement, or Lender's failure to comply therewith, be a defense to the performance by any Guarantor of, or otherwise limit any rights of Lender with respect to, any obligation of any Guarantor hereunder.

     11. The Lender may, to the extent permitted under the Loan Agreement, sell, assign or transfer all or any part of the Obligations, and in such event each and every permitted assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such permitted assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

     12. This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by the Lender in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and the Lender shall operate as a waiver thereof. The obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, any Guarantor, nor shall any of the following give any Guarantor any recourse or right of action against the Lender:

          (a) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or any Borrower, or any guarantor (which term shall include any other party at any time directly or contingently liable for any of the Borrower' obligations under the Loan Documents) or any affiliate of the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have had notice or knowledge of any of the foregoing;

          (b) Any release or discharge of the Borrower from its liability under any of the Loan Documents or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the Obligations;

          (c) Any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection or liquidation of any or all of the Collateral or other property described in any of the Loan Documents or otherwise in any manner, or any substitution with respect thereto; and

          (d) Any acceptance of partial performance of the Obligations.

     No action by the Lender permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Lender, notwithstanding any right or power of any third party, individually or in the name of the Borrower or the Lender to assert any claim or defense as to the invalidity or unenforceability of any such Secured Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

     13. This Guaranty shall be binding upon each Guarantor, its successors and permitted assigns and inure to the benefit of the successors and assigns of the Lender. No Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Lender. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

     14. This is a guaranty of payment and not of collection. In the event the Lender makes a demand upon any Guarantor under this Guaranty, such Guarantor shall be held and bound to the Lender directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, actual and reasonable attorneys' fees and expenses, incurred by the Lender in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Loan Agreement, shall be deemed part of the Obligations guaranteed hereby. Any notice or demand given by the Lender shall be served upon any Guarantor in the fashion prescribed for notices in the Loan Agreement at the address for such Guarantor given on Exhibit A attached hereto and the notice so sent shall be deemed to be served as set forth in the Loan Agreement.

     15. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender to the Borrower, including, without limitation, the extension of the Loans, are and will be of direct interest, benefit and advantage to such Guarantor.

     16. Each Guarantor hereby covenants and agrees to comply with the provisions of the Loan Agreement that are applicable to Subsidiaries of the Borrower as if such covenants and agreements were specifically set forth herein.

     17. Each Guarantor hereby represents and warrants that:

          (a) such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate property, to lease the property that such Guarantor operates and to conduct the business in which such Guarantor is currently engaged;

          (b) such Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and the other Loan Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and each of the other Loan Documents to which it is a party;

          (c) this Guaranty and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms;

          (d) the execution, delivery and performance of this Guaranty and the other Loan Documents to which it is a party will not materially violate any provision of any governmental requirement applicable to such Guarantor, the Governing Documents of such Guarantor or any contractual obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on the properties or revenues of such Guarantor pursuant to any governmental requirement or contractual obligation of such Guarantor;

          (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty or (except as provided in such other Loan Documents) any other Loan Document to which it is a party except such consent as has already been obtained;

          (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of such Guarantor's properties or revenues (1) with respect to this Guaranty or any other Loan Document to which it is a party or any of the transactions contemplated hereby or thereby, or (2) which could reasonably be expected to cause a Material Adverse Change; and

          (g) the representations contained in the Loan Agreement, insofar as such representations apply to such Guarantor, are true and correct.

          Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by each Guarantor on the date of each borrowing by the Borrower under the Loan Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

     18. Each Guarantor hereby irrevocably and unconditionally:

          (a) submits itself in any legal action or proceeding relating to this Guaranty and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the state and federal courts located in the City of New York or the Southern District of New York;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that nothing herein shall affect the right for Lender to effect service or process in any manner permitted by law or shall limit the right of Lender to sue in any other jurisdiction.

     19. Notwithstanding anything herein to the contrary, to the extent that any Guarantor makes any payment on the Obligations which, within twelve (12) months of the date of such payment, is subsequently invalidated, declared to be fraudulent, avoidable or preferential, set aside or is required to be repaid to a trustee, receiver, the estate of such Guarantor or any other party under any bankruptcy act, state or Federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment that portion of the Obligations which had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is sought to be recovered from the Lender, an "Event of Default" under the Loan Agreement shall be deemed to have occurred and to be continuing from the date of such recovery from the Lender of such Voided Payment until the full amount of such Voided Payment is fully and finally restored to the Lender and until such time the provisions of this Guaranty, and the guaranty provided herein, shall be in full force and effect.

     20. EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, TO THE EXTENT PERMITTED BY LAW, AGREES AS FOLLOWS:

          (a) THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) GUARANTORS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTORS AND LENDER

REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     21. Upon payment in full of all the Obligations, termination of the obligation of the Lender to make loans and other financial obligations under the Loan Agreement and satisfaction in full of all other Obligations, this Guaranty shall terminate and the Lender shall take all action reasonably requested by any Guarantor (at the expense of the Borrower or the Guarantor) to evidence the termination of this Guaranty.

     22. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     23. Each Guarantor hereby agrees that any notices to it may be made to the Guarantor at its address set forth on Exhibit A hereto in the manner set forth in the Loan Agreement.

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

     IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.

GUARANTORS:

                                   GOLD DUST WEST CASINO, INC.
                                   a Nevada corporation

                                   By: /s/ Stephen R. Roark
                                     -------------------------------------------
                                              Stephen R. Roark
                                               Vice President


                                   DIVERSIFIED OPPORTUNITIES GROUP, LTD.
                                   an Ohio Limited Liability Company

                                   By:     JACOBS ENTERTAINMENT, INC.,
                                           a Delaware corporation,
                                           Its Manager

                                   By:  /s/ Stephen R. Roark
                                      ------------------------------------------
                                           Stephen R. Roark,
                                       Chief Financial Officer

Acknowledged and agreed to:

FOOTHILL CAPITAL CORPORATION
a California corporation,
as Lender

By: /s/ Stephen Schwartz
   --------------------------
Name:   Stephen Schwartz
     ------------------------
Title:   S.V.P.
      -----------------------

                                    EXHIBIT A
                                       TO
                                    GUARANTY

                                Notice Addresses

If to Lender:     FOOTHILL CAPITAL CORPORATION
                                 2450 Colorado Avenue
                                 Suite 3000 West
                                 Santa Monica, California  90404
                                 Attn: Structured Finance Group
                                 Fax No. 310.453.7442

If to Guarantor:  GOLD DUST WEST CASINO, INC.
                  DIVERSIFIED OPPORTUNITIES GROUP, LTD.
                                 c/o The Lodge Casino
                                 240 Main Street
                                 P.O. Box 21
                                 Black Hawk, Colorado  80422
                                 Attn:  Stephen R. Roark
                                 Fax No. 303.582.0239